EXECUTION COPY





                                 AMENDMENT NO. 1

                          Dated as of December 20, 2001

                                       to

                               AGREEMENT FOR LEASE

                            Dated as of July 20, 2001

                                     between

                       WYGEN FUNDING, LIMITED PARTNERSHIP

                                    as Owner

                                       and

                          BLACK HILLS GENERATION, INC.

                                    as Agent









This Amendment No. 1 has been manually executed in 10 counterparts, numbered consecutively from 1 through 10, of which this is No. ____. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Amendment may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No.1.


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         This Amendment No. 1 to Agreement for Lease ("this Amendment No. 1"), dated as of December 20, 2001,  between WYGEN  FUNDING,  LIMITED
PARTNERSHIP,   a  Delaware  limited  partnership  ("Owner"),   and  BLACK  HILLS
GENERATION, INC., a Wyoming corporation ("Agent"), amending the Agreement for Lease referred to below.

         WHEREAS, Owner and Agent have heretofore entered into an Agreement for Lease dated as of July 20, 2001 (the "Original Agreement for Lease") (the Original Agreement for Lease, as amended hereby and as may hereafter be further amended, modified, supplemented or restated from time to time, the "Agreement for Lease"); and

         WHEREAS, Owner and Agent wish to further amend the Agreement for Lease as hereinafter provided;

         NOW, THEREFORE, Owner and Agent hereby agree that the Agreement for Lease is amended as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Original Agreement for Lease.

     SECTION 2. AMENDMENTS. The Original Agreement for Lease is hereby amended as follows:

     2.1 Subsection 1.1 of the Agreement for Lease is amended by deleting the definition of "Project Contracts" and inserting the following in its place:

                  "Project Contracts: The EPC Contract, the GE Turbine Contract, the Ground Lease, the Performance Bonds (from and after the date each such Performance Bond becomes effective), the Letter of Credit, the Retention Letter of Credit (if any), the EPC Subcontracts (from and after the date each such EPC Subcontract becomes effective), the Easement Agreement, the Required Easement Agreements (from and after the date each such Required Easement Agreement becomes effective), the Interconnection Agreement, the Services Agreement, the Facility Support Agreement, the Fuel Supply Agreements and the Power Purchase Agreements, as each of the same may be amended, restated, modified or supplemented from time to time as permitted hereunder. A list of the Project Contracts in existence on the date hereof is attached as Exhibit E hereto."

     2.2 Paragraph (a) of Section 15 of the Agreement for Lease is amended by deleting such paragraph in its entirety and inserting the following in its place:

                  "(a) If (1) an Event of Loss shall occur and (2) such Event of Loss does not arise as a result of Agent's actions or the failure of Agent to act or Agent's fraudulent act, illegal act, misapplication of funds or willful misconduct, then in any such event, (A) Agent shall promptly notify Owner in writing of such event,


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


         (B) Agent shall either (x) promptly commence the restoration and reconstruction of the Project or (y) promptly pay to Owner, an amount equal to the Acquisition Cost (less, to the extent any such amounts have been paid, the amount of insurance or condemnation proceeds received by Owner as a result of such Event of Loss); provided, however, that any such election to restore and reconstruct the Project shall be subject to the written consent of Owner and Assignee; provided, further, that if Owner and Assignee shall fail to grant such consent to restore and reconstruct the Project, Owner shall have the right to terminate this Agreement and/or Owner's obligations to make any further advances hereunder, whereupon Agent shall be released from all obligations hereunder (other than insurance and condemnation proceeds, if any, received by Agent and indemnity obligations for which Owner has full recourse against Agent in accordance with the terms of this Agreement), and Agent shall transfer to Owner all of Agent's right, title and interest in and to the Project. In the event Agent elects to restore and reconstruct the Project pursuant to the immediately preceding sentence, (i) Owner shall continue to be obligated to make advances to Agent pursuant to the terms of Section 5, 6 and 7 of this Agreement, (ii) any insurance or condemnation proceeds payable with respect to such Event of Loss will be held in the Operating Account for reimbursement to Agent during the course of Agent's restoration and reconstruction of the Project pursuant to the provisions of Section 5, 6 and 7 of this Agreement, and (iii) any such insurance or condemnation proceeds received by Owner shall reduce Acquisition Cost by the amount of such proceeds. In the event Agent elects to pay Owner the amount described in clause (2)(B)(y) of the first sentence of this paragraph (a), upon receipt of such amount, Owner shall deliver to Agent a bill of sale, deed or similar document assigning and conveying to Agent all of Owner's right, title and interest in and to the Project, the Ground Lease, the Easements, the EPC Contract and, if applicable, any Project Contract and, to the extent transferable, any title insurance policies issued to Owner, and when Owner transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, Owner. Insurance and condemnation proceeds, if any, received by Owner in excess of the Acquisition Cost plus the Unrecovered Liabilities and Judgments, so long as no Event of Default or Event of Project Termination has occurred and is continuing, shall be paid by Owner to Agent. In addition, Agent will use its best efforts to prevent an Event of Loss, including, without limitation promptly and with due diligence to contest such action by all appropriate proceedings at law and in equity (including the filing of all appeals), to institute claims and counterclaims against third parties and to do all things necessary or desirable to preserve the rights and interests of Owner in the Project."

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     SECTION 3. MISCELLANEOUS.

     3.1 Except as provided herein, all provisions, terms and conditions of the Agreement for Lease shall remain in full force and effect. As amended hereby, the Agreement for Lease is ratified and confirmed in all respects.

     3.2 This Amendment No. 1 shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

     3.3 This Amendment No. 1 may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which taken together shall be deemed to be one and the same agreement.

                                                   [Signature Page Follows]


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


         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 the day and year first above written.

                       WYGEN FUNDING, LIMITED PARTNERSHIP

                       By:    WYGEN CAPITAL, INC.
                              its General Partner


                       By:    _____________________________
                              Name:
                              Title:


                       BLACK HILLS GENERATION, INC.



                       By:    ______________________________
                              Name:
                              Title: